Exhibit 4.5

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PHOENIX ENERGY ONE, LLC,

as Issuer

and

UMB BANK, N.A.,

as Trustee

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FIRST SUPPLEMENTAL INDENTURE

Dated as of March 17, 2026

to

INDENTURE

Dated as of May 14, 2025

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TABLE OF CONTENTS

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 17, 2026, between Phoenix Energy One, LLC, a Delaware limited liability company (the “Issuer”), and UMB Bank, N.A., as trustee (the “Trustee”).

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 14, 2025 (as amended or supplemented to the date hereof, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), between the Issuer and the Trustee, providing for the issuance of the Notes by the Issuer;

WHEREAS, without the consent of or notice to any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to conform the text of the Indenture or the Notes to the “Description of Notes” section of the Prospectus;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture to provide for the amendment to the Indenture set forth herein to conform the text of the Indenture to the “Description of the Notes” section of the Prospectus;

WHEREAS, the Issuer desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture in order to amend the Indenture to the extent set forth herein; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement of the Issuer according to its terms have been done.

NOW, THEREFORE:

In consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders as follows.

ARTICLE 1
DEFINITIONS AND RELATIONSHIP WITH INDENTURE

Section 1.01 Definitions.

Certain terms used principally in certain Articles hereof are defined in those Articles. Capitalized terms used but not defined in this Supplemental Indenture shall have the meaning ascribed to them in the Base Indenture.

Section 1.01 Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling. Except as specifically modified by this Supplemental Indenture, the Base Indenture and the Notes are in all respects ratified and confirmed and will remain in full force and effect in accordance with their terms.

ARTICLE 2
AMENDMENT OF INDENTURE

Section 2.01 Amendment of Article II of the Base Indenture.

Article II of the Base Indenture is hereby amended to add the following as Section 2.13 immediately following Section 2.12, and any references thereto in the Indenture or the Notes are interpreted accordingly:

Section 2.13. Account Confirmation Failure.

The Issuer will notify each Holder no less than 30 and no more than 60 days prior to maturity of such Holder’s Notes of the pending maturity, and such Holder will be required to provide the Issuer with confirmation of the account details for payment of amounts owed at maturity. The Issuer will not be required to make such payment at maturity unless and until the Issuer receives such confirmation to its satisfaction (any failure to provide confirmation of account details, an “Account Confirmation Failure”). If an Account Confirmation Failure occurs and the Issuer elects not to make the required payment at maturity of such Notes, no Default or Event of Default shall occur or be deemed to occur as a result thereof, interest will cease to accrue on such Notes on the Stated Maturity of such Notes, and the Issuer will set aside an amount sufficient to pay all amounts due at the Stated Maturity of such Notes for one year (or such longer period as required by relevant state escheat laws). Following the end of such one-year period following the Stated Maturity of such Notes while an Account Confirmation Failure persists, the Issuer will no longer be required to make such payment and the relevant Holder shall have forfeited such Holder’s rights to payment of such amounts.

ARTICLE 3
MISCELLANEOUS

Section 3.01 Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

(a) THIS SUPPLEMENTAL INDENTURE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) THE ISSUER, THE TRUSTEE, AND EACH HOLDER (BY THEIR ACCEPTANCE OF THE NOTES) EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(c) Any legal suit, action, or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case, located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The Issuer, the Trustee, and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action, or other proceeding has been brought in an inconvenient forum.

Section 3.02 No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture (other than the Indenture), loan, or debt agreement of the Issuer or a Subsidiary or other Affiliate of the Issuer. Any such indenture, loan, or debt agreement may not be used to interpret this Supplemental Indenture.

Section 3.03 Successors.

All agreements of the Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 3.04 Severability.

In case any provision in this Supplemental Indenture is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05 Counterparts.

(a) This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

(b) Unless otherwise provided herein, the words “execute,” “execution,” “signed,” “signature,” and words of similar import used in or related to any document to be signed in connection with this Supplemental Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents, and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 3.06 Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.07 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which are made solely by the Company, and the Trustee assumes no responsibility for their correctness.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date set forth above.

PHOENIX ENERGY ONE, LLC

as Issuer

By: /s/ Curtis Allen
Name: Curtis Allen
Its: Chief Financial Officer

UMB BANK, N.A.

as Trustee

By: /s/ Lara L. Stevens
Name: Lara L. Stevens
Title: Vice President

[Signature Page to First Supplemental Indenture]